UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 1, 2012

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Closing of Inergy’s Contribution of Its Retail Propane Operations to Suburban

As previously announced, on April 25, 2012, Inergy, L.P., a Delaware limited partnership (“Inergy”), Inergy GP, LLC, a Delaware limited liability company (“NRGY GP”), and Inergy Sales & Service, Inc., a Delaware corporation (“Inergy Sales” and, together with Inergy and NRGY GP, the “Contributor Parties”), entered into a Contribution Agreement (the “Original Agreement”) with Suburban Propane Partners, L.P., a Delaware limited partnership (“Suburban”), as amended by the Amendment to Contribution Agreement, dated June 15, 2012 (“Amendment No. 1”), the Second Amendment to Contribution Agreement, dated July 6, 2012 (“Amendment No. 2”), and the Third Amendment to Contribution Agreement, dated July 19, 2012 (“Amendment No. 3”). The Original Agreement as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 is referred to herein as the “Contribution Agreement.” Pursuant to the Contribution Agreement, Inergy agreed to contribute its retail propane business (the “Propane Business”) to Suburban in exchange for consideration of approximately $1.8 billion (the “Transaction”).

On August 1, 2012 (the “Closing Date”), the Contributor Parties completed the contribution to Suburban of the Propane Business in exchange for newly issued Suburban common units comprising the Equity Consideration (as defined below) and the cancellation of certain of Inergy’s outstanding senior notes acquired by Suburban in the Exchange Offers (as defined below). On the Closing Date, Suburban issued 13,366,867 Suburban common units to Inergy and issued 833,555 Suburban common units to Inergy Sales for an aggregate of 14,200,422 Suburban common units (the “Equity Consideration”). Pursuant to the Contribution Agreement, (i) Inergy Sales will distribute to Inergy all 833,555 Suburban common units it received in connection with the closing of the Transaction and (ii) thereafter, Inergy will distribute approximately 14.1 million Suburban common units to its unitholders (the “Special Distribution”) of record as of a record date to be determined by the board of directors of NRGY GP, pro rata, for no consideration and will retain approximately 142,000 Suburban common units. Suburban filed a registration statement on Form S-1 to register under the Securities Act of 1933, as amended (the “Securities Act”), the Special Distribution.

In addition, on the Closing Date, Suburban issued $1.0 billion principal amount of newly issued Suburban senior notes, and paid approximately $184.8 million of cash, in exchange for approximately $588.5 million of the 7.0% Senior Notes due 2018 (the “2018 Notes”) issued by Inergy and Inergy Finance Corp. (“Inergy Finance” and, together with Inergy, the “NRGY Issuers”) and approximately $598.4 million of the 6.875% Senior Notes due 2021 (the “2021 Notes”) issued by the NRGY Issuers, pursuant to the completion of Suburban’s previously announced offers to exchange and solicitation of consents (the “Exchange Offers”) contemplated by the Contribution Agreement.

The foregoing description of the Contribution Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Original Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3, each of which is attached as Exhibit 2.1 to Inergy’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 26, 2012, June 15, 2012, July 6, 2012 and July 19, 2012, respectively, and each of which is incorporated by reference into this Item 1.01.

Second Supplemental Indenture for 7.0% Senior Notes due 2018

As previously announced, on July 17, 2012, following receipt of the requisite consents of the holders of the 2018 Notes, there was executed and delivered the Second Supplemental Indenture (the “2018 Second Supplemental Indenture”), by and among the NRGY Issuers, the guarantors named therein and U.S. Bank National Association (the “Trustee”), to the indenture pursuant to which the 2018 Notes were issued (the “2018 Notes Indenture”). The 2018 Second Supplemental Indenture became effective immediately upon the execution and delivery by the parties thereto. The amendments contained therein became operative on the Closing Date upon the completion of the Exchange Offers. At the time the 2018 Second Supplemental Indenture became operative, the amendments contained therein, among other things, (i) deleted in their entirety substantially all the restrictive covenants, (ii) modified the covenants regarding mergers and consolidations and (iii) eliminated certain events of default contained in the 2018 Notes Indenture.

The foregoing description of the 2018 Second Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2018 Second Supplemental Indenture, a copy of which was filed as Exhibit 4.1 to Inergy’s Current Report on Form 8-K filed with the Commission on July 17, 2012, and is incorporated herein by reference.

Third Supplemental Indenture for 7.0% Senior Notes due 2018

On the Closing Date, in connection with Suburban’s acquisition of Inergy Propane, LLC, Liberty Propane, L.P., Liberty Propane GP, LLC and Liberty Propane Operations, LLC (collectively, the “Former Guarantors”) pursuant to the Contribution Agreement, the NRGY Issuers entered into the Third Supplemental Indenture (the “2018 Third Supplemental Indenture”), by and among the NRGY Issuers, the guarantors named therein and the Trustee, to the 2018 Notes Indenture. The 2018 Third Supplemental Indenture evidences the release of each Former Guarantor from its obligations under its subsidiary guarantee under the 2018 Notes Indenture.

The foregoing description of the 2018 Third Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2018 Third Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Supplemental Indenture for 6.875% Senior Notes due 2021

As previously announced, on July 17, 2012, following receipt of the requisite consents of the holders of the 2021 Notes, there was executed and delivered the Second Supplemental Indenture (the “2021 Second Supplemental Indenture”), by and among the NRGY Issuers, the guarantors named therein and the Trustee, to the indenture pursuant to which the 2021 Notes were issued (the “2021 Notes Indenture”). The 2021 Second Supplemental Indenture became effective immediately upon the execution and delivery by the parties thereto. The amendments contained therein became operative on the Closing Date at the completion of the Exchange Offers. At the time the 2021 Second Supplemental Indenture became operative, the amendments contained therein, among other things, (i) deleted in their entirety substantially all the restrictive covenants, (ii) modified the covenants regarding mergers and consolidations and (iii) eliminated certain events of default contained in the 2021 Notes Indenture.

The foregoing description of the 2021 Second Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2021 Second Supplemental Indenture, a copy of which was filed as Exhibit 4.2 to Inergy’s Current Report on Form 8-K filed with the Commission on July 17, 2012, and is incorporated herein by reference.

Third Supplemental Indenture for 6.875% Senior Notes due 2021

On the Closing Date, in connection with Suburban’s acquisition of the Former Guarantors pursuant to the Contribution Agreement, the NRGY Issuers entered into the Third Supplemental Indenture (the “2021 Third Supplemental Indenture”), by and among the NRGY Issuers, the guarantors named therein and the Trustee, to the 2021 Notes Indenture. The 2021 Third Supplemental Indenture evidences the release of each Former Guarantor from its obligations under its subsidiary guarantee under the 2021 Notes Indenture.

The foregoing description of the 2021 Third Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2021 Third Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Supplemental Indenture for 8.75% Senior Notes due 2015

On the Closing Date, in connection with Suburban’s acquisition of the Former Guarantors pursuant to the Contribution Agreement, the NRGY Issuers entered into the Second Supplemental Indenture (the “2015 Second Supplemental Indenture”), by and among the NRGY Issuers, the guarantors named therein and the Trustee, to the indenture pursuant to which the NRGY Issuers’ outstanding 8.75% Senior Notes due 2015 were issued (the “2015 Notes Indenture”). The 2015 Second Supplemental Indenture evidences the release of each Former Guarantor from its obligations under its subsidiary guarantee under the 2015 Notes Indenture.

The foregoing description of the 2015 Second Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2015 Second Supplemental Indenture, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Support Agreement

On the Closing Date, pursuant to the Contribution Agreement, Inergy, Suburban and Suburban Energy Finance Corp. (“Suburban Finance” and, together with Suburban, the “SPH Issuers”) entered into a support agreement (the “Support Agreement”) relating to $496,557,000 aggregate principal amount (the “Supported Debt Principal Amount”) of the SPH Issuers’ 7 1/2% senior unsecured notes due 2018 (the “2018 SPH Notes” and, such 2018 SPH Notes or any permitted refinancing thereof, the “Supported Debt”) that were issued in connection with the completion of the Exchange Offers, which mature on October 1, 2018 (such date or the date of maturity of any permitted refinancing, the “Deemed Maturity Date”). The Support Agreement provides that, in the event the SPH Issuers fail to pay any principal amount of the Supported Debt when due, Inergy will pay directly to, or to the SPH Issuers for the benefit of, the holders of the Supported Debt (“Holders”) an amount up to the Supported Debt Principal Amount that the SPH Issuers have failed to pay. Inergy will have no obligation to make a payment under the Support Agreement with respect to any accrued and unpaid interest or any redemption premium or other costs, fees, expenses, penalties, charges or other amounts of any kind whatsoever that shall be due to Holders by the SPH Issuers, whether on or related to the Supported Debt or otherwise.

Inergy will not be obligated to make any payment pursuant to the Support Agreement unless and until each of the following has occurred: (a) if no bankruptcy proceeding has been commenced with respect to the SPH Issuers, the trustee under the indenture governing the 2018 SPH Notes or other Holder(s) of the Supported Debt shall have (i) brought an action in a court of law having proper subject matter jurisdiction against the SPH Issuers to collect the then outstanding principal amount of the

Supported Debt, (ii) obtained a final and non-appealable judgment (including a judgment for which any time to appeal has expired) by such court against the SPH Issuers in respect of the Supported Debt and (iii) levied execution of such judgment against the property of the SPH Issuers, and as a result of such execution received less than payment in full in cash or property of the then outstanding principal amount of the Supported Debt, and (b) if a bankruptcy proceeding has been commenced with respect to the SPH Issuers, the closing of the bankruptcy proceeding after its administration under 11 U.S.C. Section 350(a) shall have occurred and (i) Holders shall have received, after all distributions contemplated by such bankruptcy proceeding or otherwise, less than payment in full in cash or property in respect of the then outstanding principal amount of the Supported Debt and (ii) the then outstanding unpaid principal amount of the Supported Debt shall not have been reinstated pursuant to such bankruptcy proceeding. Inergy’s support obligations with respect to the Supported Debt satisfying the foregoing conditions, regardless of the situation, shall apply only to the then outstanding principal amount of the Supported Debt minus the sum of (i) any cash payment and property payment received by Holders after all distributions contemplated by such bankruptcy proceeding or otherwise in respect of the principal amount of the Supported Debt and (ii) the principal amount of any reinstated Supported Debt. For these purposes, the value of any payment made in property shall be equal to the fair market value of such property at the time of such payment.

On the earlier to occur of (i) the date the Supported Debt has been extinguished (other than in a bankruptcy or other judicial proceeding) or repaid and (ii) the occurrence of a Deemed Maturity Date (provided that no event of default has occurred on or before the Deemed Maturity Date), the Support Agreement will terminate, Inergy will be released from any liability or obligation under the Support Agreement related to the Supported Debt, and the SPH Issuers will enter into and execute such documents and instruments as Inergy may reasonably request in order to evidence such release.

The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On the August 2, 2012, Inergy issued a press release in connection with the completion of its contribution of the Propane Business to Suburban. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On May 3, 2012, Inergy filed a Current Report on Form 8-K that included in Exhibit 99.1 thereto unaudited pro forma consolidated financial information as of and for the six months ended March 31, 2012 and for the fiscal year ended September 30, 2011. Such unaudited pro forma consolidated financial information was prepared to give effect to the transactions contemplated by the Contribution Agreement. On June 15, 2012, Inergy filed a Current Report on Form 8-K that included updated unaudited pro forma consolidated financial information as of and for the six months ended March 31, 2012 and for the fiscal year ended September 30, 2011. Such unaudited pro forma consolidated financial information was prepared to give effect to Amendment No. 1. On July 6, 2012, Inergy filed a Current Report on Form 8-K that included updated unaudited pro forma consolidated financial information as of and for the six months ended March 31, 2012 and for the fiscal year ended September 30, 2011. Such unaudited pro forma consolidated financial information was prepared to give effect to Amendment No. 2.

Inergy is updating its unaudited pro forma consolidated financial information to reflect the impact of the closing of the transactions contemplated by the Contribution Agreement. Such updated unaudited pro forma consolidated financial information giving effect to the closing of the transactions contemplated by the Contribution Agreement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 and the related information furnished pursuant to Item 9.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 and Item 9.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Forward Looking Statements

Information contained in this Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements may include statements preceded by, followed by or that contain forward-looking terminology, including the words “believe,” “expect,” “may,” “should,” “could,” “anticipate,” “estimate,” “intend” or the negation thereof, or similar expressions. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Among those is the risk that the anticipated benefits from the closing of transactions contemplated by the Contribution Agreement cannot be fully realized. Should one or more of these risks or uncertainties materialize or any underlying assumption proves incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that could cause actual results to differ materially from those referred to in the forward-looking statements are: weather conditions that vary significantly from historically normal conditions; the general level of petroleum product demand and the availability of propane supplies; the price of propane to the consumer compared to the price of alternative and competing fuels; the demand for high deliverability natural gas storage capacity in the Northeast; Inergy’s ability to successfully implement its business plan; the outcome of rate decisions levied by the Federal Energy Regulatory Commission; Inergy’s ability to generate available cash for distribution to unitholders; and the costs and effects of legal, regulatory and administrative proceedings against, or that may be brought against, Inergy or its subsidiaries. These and other risks and assumptions are described in Inergy’s annual reports on Form 10-K and other reports that are available from the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. Inergy undertakes no obligation to update any forward-looking statement, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

Exhibit 99.2 to this Current Report on Form 8-K presents the following unaudited pro forma financial information for Inergy, which has been prepared in accordance with Article 11 of Regulation S-X:

•	Unaudited pro forma consolidated balance sheet as of June 30, 2012;

•	Unaudited pro forma consolidated statement of operations for the nine months ended June 30, 2012;

•	Unaudited pro forma consolidated statement of operations for the year ended September 30, 2011; and

•	Notes to unaudited form pro forma information.

(d)	Exhibits.

Exhibit Number	Description

4.1	Third Supplemental Indenture, dated as of August 1, 2012, to the Indenture, dated as of September 27, 2010, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association (relating to the 2018 Notes).

4.2	Third Supplemental Indenture, dated as of August 1, 2012, to the Indenture, dated as of February 2, 2011, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association (relating to the 2021 Notes).

4.3	Second Supplemental Indenture, dated as of August 1, 2012, to the Indenture, dated as of February 2, 2009, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association (relating to the 2015 Notes).

10.1	Support Agreement, dated as of August 1, 2012, among Inergy, L.P., Suburban Propane Partners, L.P. and Suburban Energy Finance Corp.

99.1	Press Release of Inergy, L.P., dated August 2, 2012.

99.2	Unaudited pro forma consolidated financial information.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its General Partner

Date: August 3, 2012	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

4.1	Third Supplemental Indenture, dated as of August 1, 2012, to the Indenture, dated as of September 27, 2010, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association (relating to the 2018 Notes).

4.2	Third Supplemental Indenture, dated as of August 1, 2012, to the Indenture, dated as of February 2, 2011, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association (relating to the 2021 Notes).

4.3	Second Supplemental Indenture, dated as of August 1, 2012, to the Indenture, dated as of February 2, 2009, by and among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association (relating to the 2015 Notes).

10.1	Support Agreement, dated as of August 1, 2012, among Inergy, L.P., Suburban Propane Partners, L.P. and Suburban Energy Finance Corp.

99.1	Press Release of Inergy, L.P., dated August 2, 2012.

99.2	Unaudited pro forma consolidated financial information.